Exhibit 1.1

Execution Version

Underwriting Agreement

January 11, 2023

Augusta Gold Corp.

Suite 555 -999 Canada Place

Vancouver, British Columbia

V6C 3E1

Attention: Mr. Donald R. Taylor, Chief Executive Officer

Ladies and Gentlemen:

Eight Capital, as lead underwriter and sole bookrunner (the “Lead Underwriter”), and National Bank Financial and TD Securities Inc. (together with the Lead Underwriter, the “Underwriters” and each individually, an “Underwriter”), based upon and subject to the terms and conditions set out below, hereby severally, and not jointly, nor jointly and severally, in their respective percentages set out in Schedule I, offer to purchase from Augusta Gold Corp. (the “Corporation”), and the Corporation hereby agrees to issue and sell to the Underwriters, 5,847,954 units of the Corporation (“Units”) on a “bought deal” underwritten basis, at a price of $1.71 per Unit (the “Offering Price”) for aggregate gross proceeds to the Corporation of $10,000,001.34. Each Unit shall be comprised of one share of common stock in the capital of the Corporation, par value US$0.0001, (“Common Stock” or “Shares”) and one-half of one common stock purchase warrant (each whole common stock purchase warrant, a “Warrant”). Each Warrant shall entitle the holder thereof to purchase one additional share of Common Stock (each, a “Warrant Share”) for a period of 36 months following the Closing Date (as defined below) at an exercise price of $2.30. The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the warrant indenture (the “Warrant Indenture”) between the Corporation and Endeavor Trust Corporation.

The Corporation also hereby agrees to grant to the Underwriters a non-assignable option (the “Over-Allotment Option”), which may be exercised by the Underwriters in whole or in part at any time up to 30 days following the Closing Date in the Underwriters’ sole discretion and without obligation, to purchase severally, and not jointly, nor jointly and severally, up to an additional 877,193 Units (the “Over-Allotment Units”) at the Offering Price for additional gross proceeds of up to $1,500,000.03, upon the terms and conditions set forth herein for the purpose of covering over-allotments made in connection with the Offering (as defined below) and for market stabilization purposes. The Underwriters may elect to exercise the Over-Allotment Option for Over-Allotment Units, as more particularly described in Section 2(b).

The Units (and as the context requires, the securities comprising or underlying the Units) and the Over-Allotment Units are collectively referred to herein as the “Securities” and the offering of the Securities, including the exercise of the Over-Allotment Option, by the Corporation is hereinafter referred to as the “Offering”.

In consideration of the Underwriters’ services to be rendered in connection with the Offering, the Corporation shall: (i) pay to the Underwriters a cash commission (the “Underwriting Fee”), at the time of Closing, equal to 5.0% of the aggregate gross proceeds received from the sale of the Units and, if applicable, the Over-Allotment Units; and (ii) issue to the Underwriters a number of compensation warrants (the “Compensation Warrants”) equal to 5.0% of the number of Units sold pursuant to the Offering (including, if applicable, Over-Allotment Units sold pursuant to the exercise of the Over-Allotment Option). Each Compensation Warrant is exercisable into one share of common stock (each, a “Compensation Warrant Share”) for a period of 12 months following the Closing Date at a price of $1.71.

Certain terms used herein are defined in Section 21 hereof.

Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Final Prospectus shall be deemed to refer to and include the documents, financial statements and schedules incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference pursuant to the Act.

The Corporation has filed the Registration Statement, the related multijurisdictional disclosure system preliminary base shelf prospectus (the “Preliminary Canadian MJDS Base Prospectus”) and the related multijurisdictional disclosure system final base shelf prospectus (the “Canadian MJDS Base Prospectus”), with securities regulatory authorities in each of the provinces and territories of Canada other than Québec (such provinces and territories being referred to herein as the “Canadian Jurisdictions” and such regulators being referred to herein as the “Canadian Regulators”), pursuant to and in each case in accordance with the Canadian Securities Administrators’ National Instrument 71-101 - The Multijurisdictional Disclosure System (“NI 71-101”) and applicable securities laws in the Canadian Jurisdictions (collectively, the “MJDS Rule”), and has received a receipt for each of the Preliminary Canadian MJDS Base Prospectus and the Canadian MJDS Base Prospectus from or on behalf of each of the Canadian Regulators.

1.              Representations and Warranties.

The Corporation represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1:

(a)           The Corporation meets the requirements for use of Form S-3 under the Act, including General Instruction I.A and I.B, and has prepared and filed with the Commission a shelf registration statement (file number 333-266055) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale, from time to time, of up to US$200,000,000 of the Corporation’s common stock, preferred stock, warrants, subscription receipts and units. The Registration Statement and any amendments thereto, each in the form heretofore delivered or to be delivered to the Lead Underwriter and excluding exhibits to the Registration Statement and any amendment thereto, have been declared effective by the Commission. The Corporation has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectus relating to the Securities, each of which has previously been furnished to you. The Corporation will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, the Final Prospectus shall contain the information required by the Act, and, except to the extent that the Lead Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Lead Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Time of Sale Prospectus) as the Corporation has advised the Lead Underwriter, and to which the Lead Underwriter has agreed, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets, the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three (3) years before the Execution Time. The Corporation has not received from the Commission any order preventing or suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Time of Sale Prospectus and no proceedings for such purpose have been initiated or, to the Corporation’s knowledge, are contemplated by the Commission. The Corporation has not received from the Canadian Regulators any order preventing or suspending the use of the Canadian MJDS Base Prospectus or the Final Canadian MJDS Supplement and no proceedings for such purpose have been initiated or, to the Corporation’s knowledge, are contemplated by the Canadian Regulators.

(b)           The Corporation, as of the Execution Time and as of the Closing Date, meets and will meet the requirements and remains qualified for use of NI 71-101, and has, prior to the Execution Time, prepared, executed and filed the Preliminary Canadian MJDS Base Prospectus and the Canadian MJDS Base Prospectus in each of the Canadian Jurisdictions, along with all other required documents, and has received a receipt from or on behalf of each of the Canadian Regulators for each of the Preliminary Canadian MJDS Base Prospectus and the Canadian MJDS Base Prospectus and has fulfilled all requirements to enable the Securities to be offered for sale and sold to the public in the Canadian Jurisdictions.

(c)           On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Over-Allotment Units are purchased, if such date is not the Closing Date (a “Settlement Date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the date of filing with the Canadian Regulators, the Preliminary Canadian MJDS Base Prospectus and the Canadian MJDS Base Prospectus did, and when the Final Canadian MJDS Supplement is first filed in accordance with the MJDS Rule and on the Closing Date and any Settlement Date, the Final Canadian MJDS Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of Canadian Securities Laws; on the date of filing with the Canadian Regulators, the Canadian MJDS Base Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) or NI 71-101, at the Applicable Time and on the Closing Date and any Settlement Date, the Time of Sale Prospectus, the Final Prospectus and the Final Canadian MJDS Supplement (in each case, together with any supplement thereto) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representations or warranties as to information provided by the Underwriters expressly for use in the Registration Statement, or Base Prospectus, the Time of Sale Prospectus or any other preliminary prospectus supplement relating to the Units, the Final Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement, and any other materials provided to investors by, or with the approval of, the Corporation in connection with the Offering, such information being the “Underwriter Information”. Each Incorporated Document (other than the exhibits filed as part of such Incorporated Documents), at the time each of the documents listed in this Section 1(c) was filed with the Commission, or at the time such document became effective, complied in all material respects with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           The Preliminary Canadian MJDS Base Prospectus, as of its filing date, did not contain any “misrepresentation” (as defined by Canadian Securities Laws) and constituted full, true and plain disclosure of all material facts relating to the Securities and the Corporation and its Subsidiaries, taken as a whole, as required by Canadian Securities Laws; the Canadian MJDS Base Prospectus, as of its filing date, did not contain any “misrepresentation” (as defined by Canadian Securities Laws) and constituted full, true and plain disclosure of all material facts relating to the Securities and the Corporation and its Subsidiaries, taken as a whole, as required by Canadian Securities Laws; and the Final Canadian MJDS Supplement (or any supplement thereto), as of its filing date, the Closing Date and any Settlement Date, will not contain any “misrepresentation” (as defined by Canadian Securities Laws) and will constitute full, true and plain disclosure of all material facts relating to the Securities and the Corporation and its Subsidiaries, taken as a whole, as required by Canadian Securities Laws; provided, however, in each case that the Corporation makes no representations or warranties as to the Underwriter Information. For the purposes of this Section 1(d), the Preliminary Canadian MJDS Base Prospectus, the Canadian MJDS Base Prospectus or the Final Canadian MJDS Supplement (or any supplement thereto) shall include the Incorporated Documents (other than the exhibits filed as part of such Incorporated Documents).

(e)           The Final Canadian MJDS Supplement will conform to the Time of Sale Prospectus and the Final Prospectus, as applicable, except for such deletions and additions as are permitted or required under applicable Canadian Securities Laws. The Registration Statement, the Time of Sale Prospectus, the Final Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Act or the Exchange Act or became or become effective under the Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable.

(f)           Prior to the later of (i) the expiration or termination of the Over-Allotment Option and (ii) the completion of the Underwriters’ distribution of the Securities, the Corporation has not distributed and will not distribute any offering material or marketing materials in connection with the offering and sale of the Securities other than the Registration Statement, the Time of Sale Prospectus, any Final Prospectus, as applicable, or as permitted under applicable law and consented to in writing by the Lead Underwriter.

(g)           As of the Applicable Time, the Closing Date, and each Settlement Date, the Disclosure Package (i) complies or will comply in all material respects with the requirements of the Act and the Exchange Act and applicable Canadian Securities Laws, as applicable, and (ii) does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Sub-section (ii) of the preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(h)           The Corporation is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the Offering contemplated herein and has not directly or indirectly prepared, used, or referred to any Issuer Free Writing Prospectus.

(i)            The Corporation is a reporting issuer, or the equivalent thereof, under the Canadian Securities Laws, is not in default of any requirement of the Canadian Securities Laws, and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Canadian Regulators that maintain such lists.

(j)            All disclosure and filings on the public record and fees required to be made and paid by the Corporation and its Subsidiaries pursuant to the Canadian Securities Laws have been made and paid, and the Corporation has not filed any confidential material change reports.

(k)           Each of the Corporation and its Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization with corporate power and authority to own or lease its assets, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and in which the failure to qualify would have a Material Adverse Effect.

(l)           All outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Corporation, either directly or through wholly-owned Subsidiaries, free and clear of any security interests, claims, liens or encumbrances, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement. The outstanding shares of capital stock of each Subsidiary were issued in compliance with all applicable securities laws and in accordance with the organizing documents of each entity, as applicable, and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.

(m)           The Corporation’s authorized, issued and outstanding equity capitalization is as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (other than for subsequent issuances, if any, pursuant to this Agreement, employee benefit plans, or upon the exercise of outstanding options or warrants, in each case as described in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement) and has sufficient authorized capital to effect the issuance of the Securities and the Warrant Shares, if issued. The Common Stock conforms in all material respects to the description thereof contained in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement. The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance in all material respects with all applicable securities laws and in accordance with the Corporation’s organizing documents. None of the outstanding shares of Common Stock were issued in violation of any pre-emptive rights, rights of first refusal or similar rights to subscribe for or purchase securities of the Corporation.  The Corporation has the corporate power and authority to issue the Securities. The shares of Common Stock being sold hereunder by the Corporation have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable and will not be issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights. The Warrants have been duly authorized by the Corporation and, when the Warrant Indenture is executed and delivered by the Corporation, will be valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable.  The holders of outstanding shares of Common Stock of the Corporation are not entitled to or if entitled to will not exercise any pre-emptive rights, resale rights, rights of first refusal or similar rights to subscribe for the Securities, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement.

(n)           The Corporation and its Subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement; and, since the respective dates as of which information is given in the Registration Statement, the Canadian MJDS Base Prospectus, the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, there has not been (i) any material increase or decrease in the capital stock or material increase in the long-term debt of the Corporation or its Subsidiaries, taken as a whole, (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, properties, assets, liabilities, prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Corporation and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, taken as a whole, that could reasonably be expected to have a Material Adverse Effect, or (iii) any dividend or distribution of any kind declared, paid or made by the Corporation on any class of its share capital, except in each case as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement.

(o)           There is no franchise, contract, agreement or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required.

(p)           Neither the Corporation nor any of its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be, required to be registered as an “investment company” or an entity “controlled” by an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q)           No consent, approval, authorization, or filing with or order of any Governmental Authority is required in connection with the transactions contemplated herein, except (1) such as may be required under applicable U.S. federal and state securities laws, (2) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Toronto Stock Exchange (“TSX”), (3) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus, and (4) such as may be required with the Canadian Regulators in each of the Canadian Jurisdictions pursuant to Canadian Securities Laws. No approval of the Corporation’s shareholders is required in connection with the transactions contemplated herein.

(r)           None of the issue and sale of the Securities, the execution and delivery by the Corporation of this Agreement, the Warrant Indenture and the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or any of its Subsidiaries, pursuant to (1) the organizational documents of the Corporation or any of its Subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Corporation or any of its Subsidiaries is a party or bound or to which its or their property is subject, that individually or in the aggregate would have a Material Adverse Effect, (3) any statute, law, rule, or regulation, that individually or in the aggregate would have a Material Adverse Effect, or (4) any judgment, writ, injunction, ruling, order or decree of any Governmental Authority, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of its or their properties, that individually or in the aggregate would have a Material Adverse Effect.

(s)           The consolidated historical financial statements and notes and schedules thereto of the Corporation and its Subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Corporation and its Subsidiaries as of the dates, for the periods indicated and on the basis stated therein, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the MJDS Rule (as modified by the exemptive relief, received by or on behalf of the Canadian Regulators, from the Canadian generally accepted accounting principles (such generally accepted accounting principles of any jurisdiction being referred to herein as “GAAP”) reconciliation requirement in NI 71-101) and have been prepared in all material respects in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data contained or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Corporation; there are no financial statements (historical or pro forma) that are required to be included in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus that are not included or will not be included as required; and the Corporation and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus that would otherwise be required to be described therein; and all disclosures contained or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K promulgated under the Act and Exchange Act, to the extent applicable.

(t)           No action, suit, investigation or proceeding by or before any Governmental Authority, domestic or foreign, involving the Corporation or any of its Subsidiaries or its or their property is, to the knowledge of the Corporation, pending or threatened, that could reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplements thereto). The aggregate of all pending legal, regulatory or governmental proceedings to which the Corporation or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement or the Canadian MJDS Base Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect, and there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Act to be described in the Final Prospectus that are not so described.

(u)           Each of the Corporation and each of its Subsidiaries, directly or indirectly, owns, leases or has other contractual rights to all such properties as are necessary to the conduct of its operations as presently conducted as described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus; the Corporation and its Subsidiaries have good and marketable title to all real property owned by them in fee simple, defensible title to all unpatented and patented mining claims owned by them (subject, as applicable, to the paramount title of the U.S.), and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects of any kind (including mining, zoning, use or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing or use of such property in the business of the Corporation and its Subsidiaries) except (i) liens or encumbrances described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus, or (ii) such liens, encumbrances and defects as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Corporation and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Corporation and its Subsidiaries. Except as described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus, the Corporation and its Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Corporation and its Subsidiaries have an interest as described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, contracts or instruments, sufficient to permit the Corporation or applicable Subsidiary to explore the minerals relating thereto. Except as described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus, all property, leases or claims in which the Corporation or any Subsidiary has an interest or right, have been validly located and recorded in accordance with all applicable laws and are valid and subsisting where the failure to be so would have a Material Adverse Effect. Except as described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus, the Corporation and its Subsidiaries have or reasonably anticipate receiving in due course all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Corporation and its Subsidiaries have an interest as described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus granting the Corporation or applicable Subsidiary the right and ability to explore for minerals, ore and metals as are appropriate in view of the rights and interest therein of the Corporation or applicable Subsidiary, with only such exceptions as do not interfere with the use made by the Corporation or applicable Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, contracts, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation or a Subsidiary where the failure to be so would have a Material Adverse Effect. The Corporation is not aware of any reason that it is not or would not be entitled to do all of the exploration contemplated in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus.

(v)           No relationship, direct or indirect, exists between or among the Corporation or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or affiliates of the Corporation or any of its Subsidiaries, on the other hand, that are required by the Act or applicable Canadian Securities Laws to be described in the Disclosure Package, the Base Prospectus, the Final Prospectus, the Registration Statement, the Canadian MJDS Base Prospectus or the Final Canadian MJDS Supplement that is not so described in such documents.

(w)           Neither the Corporation nor any Subsidiary is in violation or default of (1) any provision of its organizational documents, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Corporation or such Subsidiary or any of its properties, as applicable, any of which defaults or violations described in clauses (2) and (3) will have, or after any required notice and passage of any applicable grace period, would have, a Material Adverse Effect.

(x)           Davidson & Company LLP (the “Accountant”) who has audited or reviewed the financial statements of the Corporation and its Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, is and, during the periods covered by its report, is an independent registered public accounting firm with respect to the Corporation within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder, the rules of the Public Company Accounting Oversight Board (“PCAOB”), and the MJDS Rule and the applicable published rules and regulations thereunder. The Accountant is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act and is a “registered public accounting firm” as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. To the Corporation’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), with respect to the Corporation.

(y)           Each of the Corporation and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect. The Corporation has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(t) above in respect of all federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Corporation or any of its Subsidiaries is being contested or have not otherwise been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.

(z)           No labor problem or dispute with the employees of the Corporation or any of its Subsidiaries exists or, to the Corporation’s knowledge, is threatened or imminent, and the Corporation is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect.

(aa)         The Corporation and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, other than as described in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Final Prospectus; there are no claims by the Corporation or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, which would have a Material Adverse Effect; neither the Corporation nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Corporation nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb)         Except as set forth in the Registration Statement and in the Final Prospectus, all mining operations on the properties of the Corporation and its Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and, in all material respects, all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with.

(cc)         No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Corporation any loans or advances to such Subsidiary from the Corporation or from transferring any of such Subsidiary’s property or assets to the Corporation or any other Subsidiary.

(dd)         Except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, the Corporation and its Subsidiaries possess all licenses, concessions, certificates, permits and other authorizations issued by the appropriate federal, state or foreign Governmental Authorities necessary to conduct their respective businesses (“Permits”) as presently conducted and except for those Permits the failure of which to possess would cause a Material Adverse Effect; the Corporation and its Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and neither the Corporation nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplement thereto). All Permits are valid and in full force and effect, except where the invalidity of such Permits or failure of such Permits to be in full force and effect would not have a Material Adverse Effect.

(ee)         The Corporation and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation’s and its Subsidiaries’ internal controls over financial reporting are effective, and the Corporation and its Subsidiaries are not aware of any material weakness or unremediated significant deficiencies in their internal controls over financial reporting. The Corporation maintains “disclosure controls and procedures” (as defined in Rule 13a-15 and 15d-15(e) of the Exchange Act) that have been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Disclosure Package, the Time of Sale Prospectus, the Canadian Preliminary MJDS Supplement, the Final Prospectus and the Final Canadian MJDS Supplement there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting. The Corporation’s certifying officers have evaluated the effectiveness of the Corporation’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”).  The Corporation presented in its Form 10-K for the financial year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective.  Since the Evaluation Date, there have been no significant changes in the Corporation’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Act) or, to the Corporation’s knowledge, in other factors that could significantly affect the Corporation’s internal controls.

(ff)          Except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, and except as would not reasonably be expected to result in a Material Adverse Effect, (1) the Corporation and its Subsidiaries are in compliance with any and all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety (with respect to exposure to hazardous or toxic substances), the environment, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (2) the Corporation and its Subsidiaries have not received written notice of any actual or potential liability under any Environmental Laws. Except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (exclusive of any supplement thereto), and except as would not reasonably be expected to result in a Material Adverse Effect; (3) neither the Corporation nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state or foreign Environmental Laws, or is subject to any pending or, to its knowledge, threatened proceeding in which a Governmental Authority is a party. The Corporation is not aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Corporation or any of its Subsidiaries relating to any Environmental Laws, except as would not reasonably be expected to result in a Material Adverse Effect.

(gg)         In the ordinary course of its business, the Corporation periodically reviews the effect of Environmental Laws on the business, operations and properties of the Corporation and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities of the Corporation and its Subsidiaries. On the basis of such review, the Corporation has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplement thereto).

(hh)         Neither the Corporation nor any of its Subsidiaries has or maintains a “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended).

(ii)          There is and has been no failure on the part of the Corporation or, to the knowledge of the Corporation, any of the Corporation’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk)         Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Corporation and its Subsidiaries have conducted their businesses in compliance with the FCPA.

(ll)          The operations of the Corporation and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, domestic or foreign, (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Corporation or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

(mm)        Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent or employee of the Corporation or any of its Subsidiaries is currently (1) a person or entity designated by the U.S. Government as a Specially Designated National and Blocked Person (“SDN”) on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac, with which a person or entity subject to U.S. jurisdiction cannot deal or otherwise engage in business transactions or (2) owned or controlled by any person or entity identified in clause (1) above; and the Corporation will not use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)         The Corporation and its Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Corporation’s business as now conducted or as proposed in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement to be conducted, except as where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, (1) there are no rights of third parties to any such Intellectual Property that is owned exclusively by the Corporation or any of its Subsidiaries except such rights as may have been granted in the ordinary course of business; (2) to the Corporation’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (3) there is no pending or, to the Corporation’s knowledge, threatened action, suit, proceeding or claim by others challenging the Corporation’s rights in or to any such Intellectual Property; (4) there is no pending or, to the Corporation’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (5) there is no pending or, to the Corporation’s knowledge, threatened action, suit, proceeding or claim by others that the Corporation infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that interferes with the issued or pending claims of any such Intellectual Property, except, in the cases of clauses (1) through (5) above, any right, infringement, action, suit, proceeding or claim would not reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor any of its Subsidiaries holds any U.S. or Canadian patents.

(oo)         The Corporation is currently in material compliance with the provisions of NI 43-101 and has filed all technical reports required thereby, including the Bullfrog Technical Report and the Reward Technical Report and all such reports materially comply with the requirements of NI 43-101 and remain current as at the date hereof. With respect to information set forth in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus: (i) information relating to the Bullfrog Technical Report and the Reward Technical Report, as at the date they were prepared, has been reviewed and verified by the Corporation or independent consultants to the Corporation as being consistent with the Bullfrog Technical Report and the Reward Technical Report; (ii) the Bullfrog Technical Report and the Reward Technical Report have been prepared in accordance with subpart 1300 of regulation S-K under the Act and/or NI 43-101, as applicable, by or under the supervision of a “qualified person” as defined therein; and (iii) the methods used in estimating the Corporation’s mineral resources are in accordance with NI 43-101 and other accepted mineral resource estimation practices.

(pp)         The Corporation has all corporate right, power and authority to execute and deliver this Agreement and the Warrant Indenture and to perform its obligations hereunder; and all corporate action required to be taken by the Corporation for the due and proper authorization, execution and delivery by it of this Agreement, the Warrant Indenture and the Preliminary Canadian MJDS Base Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement, the Warrant Indenture and each of the Preliminary Canadian MJDS Base Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement has been duly authorized, executed and delivered by the Corporation and this Agreement constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(qq)         Except as disclosed in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus as at the date thereof, and except for 5,200,002 options to acquire shares of Common Stock and 31,002,785 common stock purchase warrants exercisable to acquire 31,002,785 shares of Common Stock, as of the date hereof, no person has any right, agreement, option, warrant or other rights to purchase, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, warrant or other rights to purchase, for the issue or allotment of any shares of the Corporation or any other agreement, option, warrant or other rights to purchase, for the issue or allotment of any shares of the Corporation or any other security convertible into or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Corporation, as the case may be.

(rr)         All statistical, market-related or forward-looking data or statements included or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus (i) were so included by the Corporation in good faith and with reasonable basis after due consideration by the Corporation of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) are accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statements were made with the knowledge of an executive officer or director of the Corporation that any were false or misleading.

(ss)         The information contained in, related to or derived from (i) the Bullfrog Technical Report, and (ii) the Reward Technical Report is based on and derived from sources that the Corporation reasonably believes to be reliable and accurate in all material respects.

(tt)         The Common Stock, including the Shares and the Warrant Shares, are, and in the case of the Warrant Shares will be, duly listed, posted and authorized for trading, on the TSX and quoted for trading on the OTCQB Venture Market (the “OTCQB”) subject, in the case of the Shares and the Warrant Shares, with respect to the TSX, to the receipt of a conditional approval letter and satisfaction of customary conditions required by such exchange. The Corporation has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from either the TSX or the OTCQB, nor has the Corporation received any notification that the Commission or either the TSX or the OTCQB is contemplating terminating such listing.  To the Corporation’s knowledge, it is in compliance with all applicable listing requirements of the TSX and the OTCQB.

(uu)         Except pursuant to this Agreement and as set forth in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus, neither the Corporation nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee, agent’s commission or similar payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus.

(vv)         The Corporation has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the Offering.

(ww)         Neither the Corporation nor any of its Subsidiaries, nor any of their respective directors, officers, nor, to the Corporation’s knowledge, any of their respective affiliate or controlling persons, have taken, directly or indirectly, without giving effect to activities of the Underwriters, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the shares of Common Stock, the Warrant Shares, the Warrants, or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(xx)         The Corporation is not an “experienced issuer” pursuant to FINRA Rule 5110.

(yy)         There are no reports or information that in accordance with the Canadian Securities Laws must be made publicly available or filed in connection with the Offering that have not been made publicly available as required.

Any certificate signed by any officer of the Corporation and delivered to the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Corporation, as to matters covered thereby, to each Underwriter.

The Corporation has a reasonable basis for making each of the representations set forth in this Section 1. The Corporation acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Corporation and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.             Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Corporation agrees to sell to each Underwriter the Units, and each Underwriter agrees, severally and not jointly, to purchase from the Corporation the respective number of Units set forth opposite such Underwriter’s name in Schedule I hereto. The purchase price per Unit to be paid by the several Underwriters to the Corporation shall be the Offering Price.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Corporation hereby grants an option to the Underwriters to purchase, severally and not jointly, up to 877,193 Over-Allotment Units at the Offering Price. The Over-Allotment Option may be exercised in whole or in part (but in no event shall there be more than two Settlement Dates unless otherwise agreed to by the parties) at any time on or before the 30th day after the Closing Date upon written or telegraphic notice by the Underwriters to the Corporation setting forth the number of Over-Allotment Units as to which the Underwriters are exercising the Over-Allotment Option and the Settlement Date. The number of Over-Allotment Units to be purchased by each Underwriter shall be the same percentage of the total number of Over-Allotment Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Units, subject to such adjustments as the Corporation in its absolute discretion shall make to eliminate any fractional shares.

3.              Delivery and Payment. Delivery of and payment for the Units, and the Over-Allotment Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the Closing Date) shall be made at or about 8:30 A.M., Toronto time, on January 17, 2023, or at such time on such later date not more than one Business Day after the foregoing date as the Lead Underwriter shall designate, which date and time may be postponed by agreement between the Lead Underwriter and the Corporation or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters for the respective accounts of each Underwriter against payment by each Underwriter of the respective aggregate purchase prices of the Securities being sold by the Corporation to or upon the order of the Corporation by wire transfer payable in same-day funds to the account specified by the Corporation. Delivery of the Units shall be made through the facilities of CDS Clearing and Depository Services Inc. unless the Lead Underwriter shall otherwise instruct.

If the Over-Allotment Option provided for in Section 2(b) hereof is exercised after the Closing Date, the Corporation will deliver the Over-Allotment Units (at the expense of the Corporation) to the Lead Underwriter, in the amounts and on the date specified by the Lead Underwriter (which shall be within three Business Days after exercise of such option) for the respective accounts of the Underwriters, against payment by each Underwriter of the purchase price thereof to or upon the order of the Corporation by wire transfer payable in same-day funds to the account specified by the Corporation. If settlement for the Over-Allotment Units occurs after the Closing Date, the Corporation will deliver to the Underwriters on the Settlement Date for the Over-Allotment Units, and the obligation of the Underwriters to purchase the Over-Allotment Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.              Offering by Underwriters. It is understood that the Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement and any such offer shall be in accordance with the selling restrictions set forth in Exhibit A hereto.

5.             Agreements.

The Corporation agrees with the Underwriters that:

(a)           Prior to the later of (1) the last date on which a Settlement Date, if any, may occur, and (2) the termination of the Offering, the Corporation will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or the Time of Sale Prospectus) to the Base Prospectus or supplement to the Canadian MJDS Base Prospectus (including the Final Canadian MJDS Supplement) unless the Corporation has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object, unless otherwise required by the Act, the Exchange Act or the MJDS Rule. Subject to the foregoing sentence, the Corporation will cause the Final Prospectus and the Final Canadian MJDS Supplement, properly completed, and any supplement thereto to be filed in a form approved by the Lead Underwriter with the Commission or the Canadian Regulators, as the case may be, pursuant to the applicable paragraph of Rule 424(b) or the MJDS Rule within the time period prescribed and will provide evidence satisfactory to the Lead Underwriter of such timely filing. The Corporation will promptly advise the Lead Underwriter (1) when the Final Prospectus and the Final Canadian MJDS Supplement, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), or the Canadian Regulators pursuant to the MJDS Rule, as the case may be, (2) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment to the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) any request by the Canadian Regulators for any amendment to the Final Canadian MJDS Supplement or for any additional information, (5) of the Corporation’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Final Prospectus or the Final Canadian MJDS Supplement, (6) of the time when any amendment to the Final Canadian MJDS Supplement has been filed with or receipted by the Canadian Regulators, (7) of the issuance by the Commission or any Canadian Regulator of any stop order or cease trade order suspending the effectiveness of the Registration Statement or the Final Canadian MJDS Supplement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (8) of the receipt of any comments or communications from any Canadian Regulator, the Commission or any other regulatory authority relating to the Final Prospectus, the Final Canadian MJDS Supplement, the Registration Statement, or the listing of the Shares on the TSX or quotation on the OTCQB, and (9) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or cease trade order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or cease trade order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) or the filing of the Final Canadian MJDS Supplement pursuant to the MJDS Rule, any event occurs as a result of which the Disclosure Package, as of the Applicable Time, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Corporation will (1) notify promptly the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented, (2) subject to the first sentence of paragraph (a) of this Section 5, amend or supplement the Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to the Lead Underwriter in such quantities as the Lead Underwriter may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or the Canadian Securities Laws, any event occurs as a result of which the Final Prospectus as then supplemented or the Final Canadian MJDS Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or the Canadian MJDS Base Prospectus, file a new registration statement, a new Canadian MJDS base prospectus or supplement the Final Prospectus or the Final Canadian MJDS Supplement to comply with the Act or the Exchange Act or the respective rules thereunder or Canadian Securities Laws, as the case may be, including in connection with the use or delivery of the Final Prospectus and the Final Canadian MJDS Supplement, the Corporation promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission or the Canadian Regulators, as applicable, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement, new registration statement, or new Canadian MJDS Base Prospectus which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective, or amendment to the Canadian MJDS Base Prospectus or new Canadian MJDS base prospectus receipted, as applicable as soon as practicable in order to avoid any disruption in use of the Final Prospectus and the Final Canadian MJDS Supplement and (iv) supply any supplemented Final Prospectus and any supplemented Final Canadian MJDS Supplement to the Lead Underwriter in such quantities as the Lead Underwriter may reasonably request.

(d)           The Corporation will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Corporation and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Corporation will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement under the caption “Use of Proceeds.”

(f)           The Corporation will use its commercially reasonable efforts to list the Shares (including any Shares issued on the exercise of the Over-Allotment Option), the Warrant Shares (including any Warrant Shares issued on the exercise of Warrants pursuant to the Over-Allotment Option) and the Compensation Warrant Shares when issued, on the TSX. Except to the extent the Corporation participates in a merger or business combination transaction which the Corporation’s board of directors determines is in the best interest of the Corporation and following which the Corporation is not listed on the TSX or another Canadian national stock exchange and quotation on the OTCQB and/or is not a “reporting issuer”, during the period hereof until the date which is eighteen months from the date hereof, maintain the listing of the Common Stock on the TSX or another Canadian national stock exchange and quotation on the OTCQB, and maintain its status as a “reporting issuer” under the applicable securities laws of the Canadian Jurisdictions.

(g)           Concurrently with the filing of the Final Prospectus with the Commission as described in Section 1(a) above, the Corporation will fulfill all requirements of applicable Canadian Securities Laws to qualify the distribution of the Securities and the Compensation Warrants to be offered for sale and sold to the public in the Canadian Jurisdictions and will file with the Canadian Regulators the Final Canadian MJDS Supplement relating to the Securities and substantially in the form of the Final Prospectus with whatever additional items are required pursuant to the MJDS Rule.

(h)           If requested by the Lead Underwriter, the Corporation will furnish to the Lead Underwriter signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and signed copies of the Canadian MJDS Base Prospectus and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in such circumstances where such requirement may be satisfied pursuant to Rule 172) or Canadian Securities Laws, as many copies of the Time of Sale Prospectus, the Final Prospectus, the Final Canadian MJDS Supplement and any supplement thereto as the Underwriters may reasonably request.

(i)            To the extent that the Corporation is required, it has, and will, comply with all applicable securities laws (including Canadian Securities Laws) and other applicable laws, rules and regulations, including, without limitation, Sarbanes-Oxley, and will use its commercially reasonable efforts to cause the Corporation’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley.

(j)           The Corporation will pay at the time of closing on the Closing Date all reasonable costs and expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing with the Commission or the Canadian Regulators, as the case may be, of (a) the Registration Statement (including financial statements and exhibits), the Time of Sale Prospectus, the Final Prospectus and each amendment and supplement to any of the foregoing, and (b) the Preliminary Canadian MJDS Base Prospectus, Canadian MJDS Base Prospectus, the Final Canadian MJDS Supplement and each amendment and supplement to any of the foregoing, (ii) the delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, as applicable, for any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Corporation’s legal counsel, accountants and other advisors, (v) the qualification of the Securities under applicable securities laws, and the TSX, including filing fees and all other correspondence, submissions and filings with the TSX in connection with the Offering and, subject to Section 7 herein, the reasonable fees and disbursements of legal counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of the Time of Sale Prospectus, the Final Prospectus, the Preliminary Canadian MJDS Base Prospectus, the Canadian MJDS Base Prospectus, the Final Canadian MJDS Supplement and all amendments or supplements to any of them and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (viii) the Underwriters’ expenses as set forth in Section 7 hereof.

(k)           The Corporation agrees that, and each Underwriter, severally and not jointly, agrees with the Corporation that, it has not made and will not make an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Corporation with the Commission or retained by the Corporation under Rule 433.

(l)           The Corporation shall provide the Lead Underwriter with a draft of any press release to be issued in connection with the Offering for the Lead Underwriter’s review.

(m)           The Corporation shall, at all times while any Warrants are outstanding, use its commercially reasonable efforts to maintain a registration statement covering the issue and sale of the Warrant Shares upon exercise of the Warrants such that the Warrant Shares, when issued, will not be subject to resale restrictions under the Act except to the extent that the Warrant Shares are owned by affiliates.

(n)           The Corporation shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Warrants.

6.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Units and Over-Allotment Units, if any, shall be subject to the accuracy of the representations and warranties on the part of the Corporation contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Corporation made in any certificates pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus and the Final Canadian MJDS Supplement and any supplement thereto has been or will be filed with the Commission or the Canadian Regulators, as the case may be, in the manner and within the time period required by Rule 424(b) or the MJDS Rule, as the case may be; any other material required to be filed by the Corporation pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; any materials required to be filed by the Corporation pursuant to the MJDS Rule shall have been filed by the Corporation with the Canadian Regulators within the applicable time period; no stop order, or equivalent, suspending the effectiveness of the Registration Statement or the Canadian MJDS Base Prospectus or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Corporation, threatened, and no stop order, or equivalent, suspending or preventing the use of the Time of Sale Prospectus, the Final Prospectus, or the Final Canadian MJDS Supplement shall have been issued by the Commission or any Canadian Regulator, as applicable, and no proceedings for that purpose shall have been initiated or, to the knowledge of the Corporation, threatened by the Commission or any Canadian Regulator, as applicable.

(b)           The Corporation shall have requested and caused each of Dorsey & Whitney LLP, U.S. counsel for the Corporation, and Cassels Brock & Blackwell LLP, Canadian counsel for the Corporation, to have furnished to the Underwriters their opinions (and Rule 10b-5 negative assurance letter in the case of Dorsey & Whitney LLP and the opinions contemplated in Section 6(c) below), in form and substance satisfactory to the Lead Underwriter, dated the Closing Date and any Settlement Date and addressed to the Underwriters. In the case of the opinion to be provided by Cassels Brock & Blackwell LLP, they may rely on the opinions of local counsel acceptable to the Underwriters, acting reasonably, as to the qualification of the Securities for sale to the public and as to other matters governed by the laws of jurisdictions in Canada other than the provinces in which they are qualified to practice.

(c)           The Underwriters shall have received favourable legal opinions from Dorsey & Whitney LLP, which counsel in turn may rely, as to matters of fact, on certificates of public officials and officers of the Corporation and/or applicable Subsidiary, addressed to the Underwriters in form and substance acceptable to the Underwriters, acting reasonably, substantially to the effect set out below:

(i)	each of the Subsidiaries are duly existing and in good standing under its jurisdiction of incorporation;

(ii)	each Subsidiary having the requisite corporate or company power and capacity under the laws of its jurisdiction of incorporation to carry on business and to own and lease its properties and assets; and

(iii)	as to the authorized and issued share capital of each Subsidiary and to the ownership thereof.

(d)            The Underwriters shall have received a negative assurance letter of Nauth LPC, counsel to the Underwriters, dated the Closing Date, not to be unreasonably withheld. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Corporation and the Subsidiaries and certificates of public officials.

(e)           The Corporation shall have caused the Underwriters to receive a reliance letter in respect of the mineral status report on the Bullfrog Project dated December 17, 2021, and a limited mineral status update report on the Bullfrog Project dated the Closing Date or no earlier than the Business Day prior to the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)           The Corporation shall have furnished to the Underwriters a certificate of the Corporation, signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation or any other officers of the Corporation acceptable to the Lead Underwriter, in is discretion, dated the Closing Date and any Settlement Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement and any supplements or amendments thereto and this Agreement and that:

(i)	the representations and warranties of the Corporation in this Agreement are true and correct on and as of the Closing Date or any Settlement Date, as applicable, with the same effect as if made on the Closing Date or any Settlement Date, as applicable, and the Corporation has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any Settlement Date, as applicable;

(ii)	no stop order or equivalent suspending the effectiveness of the Registration Statement or the Canadian MJDS Base Prospectus or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Corporation’s knowledge, threatened;

(iii)	since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (exclusive of any supplement thereto), there has been no Material Adverse Effect; and

(iv)	the Corporation has complied with the terms and conditions of this Agreement on its part to be complied with up to the time of closing on the Closing Date or any Settlement Date, as applicable.

(g)           The Underwriters shall have received on the Closing Date and any Settlement Date, as the case may be, satisfactory evidence of the good standing of the Corporation and its Subsidiaries in its jurisdiction of organization in writing from the appropriate governmental authority of such jurisdiction dated within two Business Days prior to such Closing Date or Settlement Date.

(h)           The Underwriters shall have received from Davidson & Company LLP, at the Execution Time and at the Closing Date and any Settlement Date, a letter from Davidson & Company LLP, independent registered public accountants for the Corporation, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus.

(i)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and Canadian MJDS Base Prospectus (exclusive of any amendment thereof) and the Final Prospectus and Final Canadian MJDS Supplement (exclusive of any amendment or supplement thereto), there shall not have been (A) any change or decrease specified in the letter referred to in paragraph (h) of this Section 6 or (B) any Material Adverse Effect, the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of the Lead Underwriter, acting reasonably, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j)             The Shares (including the Warrant Shares) shall have been conditionally approved for listing, subject to the satisfaction of the customary conditions, on the TSX, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriters.

(k)           On the Closing Date receipt by the Underwriters of the Underwriting Fee and the Compensation Warrants.

(l)            The Corporation covenants that it will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person:

(i)	to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, the “Sanctions”); or

(ii)	in any other manner that will result in a violation of Sanctions by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

The Corporation represents and covenants that for the past five (5) years, it has not knowingly engaged in, is not now knowingly engaging in, and will not engage in, and will use its commercially reasonable efforts to cause its directors, officers and key personnel not to engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(m)           The Corporation shall not invest or otherwise use the proceeds received by the Corporation from its sale of the Securities in such a manner as would require the Corporation to register as an investment company under the Investment Company Act.

(n)           During the period commencing on the date hereof and ending on the date which is 45 days from the closing date for the Offering, the Company will not, without the prior written consent of the Lead Underwriter, which consent shall not be unreasonably withheld or delayed, issue, agree to issue, or announce an intention to issue, any common shares at an issue price below the Offering Price, or any securities convertible into or exchangeable for shares of the Company at a conversion or exchange price that is less than the Offering Price (except in connection with the exchange, transfer, conversion or exercise rights of existing outstanding securities or existing commitments to issue securities and/or an arm’s length acquisition or the issuance of securities pursuant to the Company’s shareholder approved equity compensation plans). The Company further acknowledges and understands that it will use its commercially reasonable efforts to cause its officers and directors to enter into an agreement with the Lead Underwriter, in the form of Exhibit B hereto, pursuant to which each of such individuals will agree not to sell, transfer or pledge, or otherwise dispose of, any securities of the Company until the date which is 45 days after the date of the closing of the Offering, in each case without the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld or delayed.

(o)           In the event that the Underwriters exercise their option to purchase all or any portion of the Over-Allotment Units, the representations and warranties of the Corporation contained herein and the statements in any certificates furnished by the Corporation or any of its Subsidiaries pursuant to the provisions hereof shall be true and correct as of each Over-Allotment Option Settlement Date and, at the relevant Over-Allotment Option Settlement Date, the Lead Underwriter shall have received the deliveries required under Section 6(b), 6(c), 6(d), 6(f), 6(g), 6(h) and 6(j) updated as necessary for the Over-Allotment Option Settlement Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Lead Underwriter and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Lead Underwriter. Notice of such cancellation shall be given to the Corporation in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to Nauth LPC, U.S. counsel for the Underwriters, and Borden Ladner Gervais LLP, Canadian counsel for the Underwriters, via e-mail on the Closing Date.

7.              Reimbursement of Underwriters’ Expenses. Whether or not the transactions contemplated herein shall be completed, the Corporation shall reimburse the Underwriters on demand for all reasonable documented out-of-pocket costs and expenses (including reasonable fees of U.S. and Canadian legal counsel in an amount not to exceed $225,000, excluding taxes and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.              Indemnification and Contribution.

(a)            The Corporation and its subsidiaries and affiliated companies, as the case may be (collectively, the “Indemnitor”) covenants and agrees to protect, indemnify, and save harmless, each of the Underwriters, and each of their respective affiliates and each of their respective directors, officers, employees, securityholders and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) to the full extent lawful, from and against all expenses, fees losses, claims, actions, damages, obligations and liabilities, joint or several, of any nature (including the reasonable fees and expenses of their respective counsel and other expenses, but not including any amount for lost profits) (collectively, “Losses”), that are incurred in investigating, defending and/or settling any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party (collectively, the “Claims”) or to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims arise out of or are based upon, directly or indirectly, the Indemnified Party’s provision of services under this Agreement, together with any Losses that are incurred in enforcing this indemnity. This indemnity shall not be available to an Indemnified Party in respect of Losses incurred where a court of competent jurisdiction in a final judgment that has become non-appealable determines that such Losses resulted solely from the fraud, gross negligence or willful misconduct of the Indemnified Party.

(b)            The Indemnitor agrees to waive any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity, and that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or any person asserting Claims on behalf of or in right of the Corporation for or in connection with the Offering except to the extent of the amount of any Losses suffered by the Corporation are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted solely from the fraud, the gross negligence or wilful misconduct of the Indemnified Party.

(c)            The Indemnitor agrees that in case any legal proceeding shall be brought against, or an investigation is commenced in respect of, the Indemnitor and/or an Indemnified Party and an Indemnified Party or its personnel are required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of the Indemnified Parties provision of services under this Agreement, the Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnified Party for time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and out-of-pocket expenses incurred by the personnel of the Indemnified Party in connection therewith) shall be paid by the Indemnitor as they occur.

(d)            Each Indemnified Party will notify the Indemnitor promptly in writing after receiving notice of any Claim against any Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, stating the particulars thereof, will provide copies of all relevant documentation to the Indemnitor and, unless the Indemnitor assumes the defense thereof, will keep the Indemnitor advised of the progress thereof and will discuss all significant actions proposed. The omission to so notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to an Indemnified Party except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defense of such Claim or results in any material increase in the liability under this indemnity which the Indemnitor would otherwise have incurred had the Indemnified Party not so delayed in giving, or failed to give, the notice required hereunder.

(e)            The Indemnitor shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defense of any Claim, provided such defense is conducted by counsel of good standing acceptable to the Indemnified Party. Upon the Indemnitor notifying the Indemnified Party in writing of its election to assume the defense and retaining counsel, the Indemnitor shall not be liable to an Indemnified Party for any legal expenses subsequently incurred by it in connection with such defense. If such defense is not assumed by the Indemnitor, the Indemnified Parties, throughout the course thereof, shall provide copies of all relevant documentation to the Indemnitor, shall keep the Indemnitor advised of the progress thereof and shall discuss with the Indemnitor all significant actions proposed. If such defense is assumed by the Indemnitor, the Indemnitor throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed.

(f)            Notwithstanding Section 8(e), any Indemnified Party shall have the right, at the Indemnitor’s expense, to separately retain counsel of such Indemnified Party’s choice, in respect of the defense of any Claim if:

(i)	the employment of such counsel has been authorized by the Indemnitor; or

(ii)	the Indemnitor has not assumed the defense and employed counsel therefor promptly after receiving notice of such Claim; or

(iii)	counsel retained by the Indemnitor or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including for the reason that there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor or that there is a conflict of interest between the Indemnitor and the Indemnified Party or the subject matter of the Claim may not fall within the indemnity set forth herein (in any of which events the Indemnitor shall not have the right to assume or direct the defense on such Indemnified Party’s behalf), provided that the Indemnitor shall not be responsible for the fees or expenses of more than one legal firm in any single jurisdiction for all of the Indemnified Parties.

(g)            No admission of liability, no settlement of any Claim, no compromise nor any consent to the entry of any judgement shall be made by the Indemnitor or any of the Indemnified Parties without the prior written consent of the other of them so affected.

(h)            The Indemnitor hereby acknowledges that the Lead Underwriter acts as trustee for the other Indemnified Parties of the Indemnitor’s covenants under this indemnity and the Lead Underwriter agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

(i)            The indemnity obligations of the Indemnitor under this Section 8 shall be in addition to any liability which the Indemnitor may otherwise have (including under the provision of services under this Agreement), shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Indemnitor, the Indemnified Party and any other Indemnified Party. The provisions of this Section 8 shall survive any termination or the completion of professional services rendered under this Agreement.

(j)            If for any reason (other than a determination as to any of the events referred to in this Section 8) the provisions set out above in Section 8(a) to Section 8(i) are unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any Claim, the Indemnitor shall contribute to the Losses paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative benefits received by the Indemnitor on the one hand and the Indemnified Party on the other hand, and the relative fault of the Indemnitor and the Indemnified Party as well as any relevant equitable considerations, provided that the Indemnitor shall in any event contribute to the Losses paid or payable by an Indemnified Party as a result of such Claim, the amount (if any) equal to (i) such amount paid or payable, minus (ii) the amount of the fees received by the Indemnified Party, if any, under the Indemnified Parties provision of services under this Agreement.(k)

9.              Default by an Underwriter.

(a)            If any of the Underwriters fail to purchase their applicable percentage of the aggregate amount of the Units (or the Over-Allotment Units if the Over-Allotment Option is exercised) (the “Defaulted Securities”) at the time of closing, then the other Underwriters will be severally, and not jointly and severally, obligated to purchase, on a pro rata basis to their respective percentages, all but not less than all of the Defaulted Securities not purchased by the defaulting Underwriter and to receive the defaulting Underwriter’s portion of the Underwriting Fee in respect thereof.

(b)            In the event that any Defaulted Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Lead Underwriter or the Corporation shall have the right to postpone the Closing Date or the Settlement Date, as the case may, be for a period, not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Final Prospectus or the Final Canadian MJDS Supplement or in any other documents and arrangements, and the Corporation agrees to file promptly any amendment or supplement to the Registration Statement, the Final Prospectus or the Final Canadian MJDS Supplement which, in the opinion of the Corporation’s U.S. and Canadian counsel, may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

10.           Termination.

(a)            This agreement shall be subject to termination in the absolute discretion of the Lead Underwriter, by notice given to the Corporation prior to delivery of and payment for the Securities, if at any time prior to such time (a) any inquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced or announced or any order is made by any Canadian Regulator, the SEC, the TSX, or any other federal, provincial, state or other governmental authority (other than any proceeding or order based on alleged activities of any Underwriter), which, in the opinion of the Lead Underwriter, operates or would reasonably be expected to operate to prevent, or materially suspend, hinder, delay or restrict, or otherwise seriously adversely affect the distribution of or the trading in the Units or which, in the opinion of the Lead Underwriter, might reasonably be expected to have a material adverse effect on the market price or value of the Units, (b) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism or similar event or any governmental action, change of applicable law or regulation (or the interpretation or administration thereof), which, in the opinion of the Lead Underwriter, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation and its subsidiaries (taken as a whole), (c) there should occur or be announced by the Corporation any material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital or a change in any material fact or new material fact, whether or not in the ordinary course, or there is discovered any previously undisclosed material change or material fact, which has or, in the opinion of the Lead Underwriter might reasonably be expected to have a significant adverse effect on the business, operations, affairs or capital of the Corporation and its subsidiaries (taken as a whole) or a significant adverse effect on the market price or value of the Units, or (d) there is announced any change or proposed change of law or the interpretation or administration thereof by any Canadian Securities Commission, the SEC or by any other competent authority, and such change would, in the opinion of the Lead Underwriter, after consultation with the Corporation, be expected to have a significant adverse effect on the market price, value or marketability of the Units.

(b)            The rights of termination contained in Section 10(a) may be exercised by the Lead Underwriter and are in addition to any other rights or remedies any of the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Corporation or on the part of the Corporation to the Underwriters, except that the Corporation shall be obligated to reimburse the expenses of the Underwriters and except in respect of any liability which may have arisen prior to or arise after such termination under Sections 8 and 14.

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Corporation and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriters or the Corporation or any of the affiliates, officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities for a period of two years from the Closing Date. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices. All communications hereunder will be in writing and effective only on receipt, and:

(a)	to the Corporation at:

Augusta Gold Corp.
Suite 555- 999 Canada Place
Vancouver, British Columbia
V6C 3E1

Attention:	Donald R. Taylor
Email:	[Redacted]

with a copy to (which copy shall not constitute notice):

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, Colorado 80202-5549

Attention:	Jason K. Brenkert, Partner
Email:	brenkert.jason@dorsey.com

and with a copy to (which copy shall not constitute notice)

Cassels Brock & Blackwell LLP
HSBC Building, Suite 2200
885 West Georgia Street
Vancouver, British Columbia
V6C 3E8

Attention:	Jennifer Traub, Partner
Email:	jtraub@cassels.com

(b)	to the Underwriters, c/o the Lead Underwriter at:

Eight Capital
100 Adelaide Street West, Suite 2900
Toronto, Ontario M5H 1S3

Attention:	Patrick Magee, Principal, Investment Banking
Email:	[Redacted]

with a copy to (which copy shall not constitute notice):

Nauth LPC
217 Queen Street West, Suite 401
Toronto, Ontario
M5V 0R2

Attention:	Daniel D. Nauth, Principal
Email:	dnauth@nauth.com

and with a copy to (which copy shall not constitute notice)

Borden Ladner Gervais LLP
1200 Waterfront Centre, Suite 1200
Vancouver, British Columbia V7X 1T2

Attention:	Graeme Martindale, Partner/Michelle Wilkinson, Partner
Email:	gmartindale@blg.com / mwilkinson@blg.com

13.           Successors, Assignments and Third-Party Beneficiaries. This Agreement will enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, to the extent set forth in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.           Governing Law Provisions. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to the conflicts of laws principles thereof. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Ontario, sitting in the City of Toronto (the “Specified Court”), with respect to any dispute related to this Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Court and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

16.           Waiver of Jury Trial.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.           Counterparts. This Agreement may be signed in one or more counterparts, including by facsimile or other electronic means, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.           Headings. The section, schedule and exhibit headings used herein are for convenience only and shall not affect the construction hereof.

19.           Currency. Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

20.            Acknowledgment. The Corporation hereby acknowledges that National Bank Financial or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the TSX Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

21.            Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:45 p.m. (Toronto time) on January 10, 2023.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) hereof contained in the Registration Statement at the Effective Date.

“Bullfrog Technical Report” shall mean the technical report entitled “NI 43-101 Technical Report Mineral Resource Estimate Bullfrog Gold Project Nye County, Nevada” dated March 16, 2022 with an effective date of December 31, 2021 prepared by Russ Downer, P. Eng. QP and Adam House, MMSA QP.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City and Toronto.

“Canadian Preliminary MJDS Supplement” shall mean the preliminary prospectus supplement relating to the Securities that was first filed pursuant to the MJDS Rule after the Execution Time, together with the Canadian MJDS Base Prospectus.

“Canadian Securities Laws” means the securities acts or similar statues of the Canadian Jurisdictions and all applicable regulations, rules, policy statements, national instruments including the MJDS Rule, notices and blanket orders or rulings thereunder and includes any decision document providing for the eligibility of the Corporation to use the MJDS Rule.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean the Time of Sale Prospectus used most recently prior to the Applicable Time and the pricing information set forth on Schedule C hereto.

“Effective Date” shall mean each date and time that each part of the Registration Statement, including any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties to this Agreement.

“Final Canadian MJDS Supplement” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to the MJDS Rule after the Execution Time, together with the Canadian MJDS Base Prospectus.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 405 under the Act.

“Material Adverse Effect” shall mean any effect or change on the Corporation that (i) is reasonably likely to be materially adverse to the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to be materially adverse to the condition (financial or otherwise), earnings, business, assets, liabilities (contingent or otherwise) or properties of the Corporation and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“NI 43-101” shall mean National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) hereof that is used prior to the filing of the Final Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Reward Technical Report” shall mean the technical report entitled “Mineral Resource Estimate for the Reward Project, Nye County, Nevada, USA” dated June 29, 2022 with an effective date of May 31, 2022, prepared by Michael Dufresne, M.Sc., P. Geol., P.Geo and Timothy D. Scott, BA.Sc., RM SME.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” refer to such rules under the Act.

“Subsidiary” shall mean each “significant subsidiary” of the Corporation as defined in Rule 405 under the Act, as listed on Exhibit C attached hereto.

“Time of Sale Prospectus” shall mean the Base Prospectus and the Preliminary Prospectus referred to in Section 1(a) hereof that is used prior to the filing of the Final Prospectus.

“Underwriter Information” has the meaning ascribed to such term in Section 1(c).

“U.S.” means the United States of America.

22.           Construction.

(a)           Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(b)           the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c)           wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(d)           references herein to any gender shall include each other gender;

(e)           references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder; and

(f)            if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

23.           Arm’s Length Transaction. The Corporation acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Corporation with respect to the Offering contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Corporation or any other person. Additionally, no Underwriters are advising the Corporation or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Corporation shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Corporation with respect thereto. Any review by the Underwriters of the Corporation, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Corporation. The Corporation further acknowledges and agrees that it is aware that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Corporation and the Underwriters and their affiliates have no obligation to disclose such interests and transactions to the Corporation by virtue of any fiduciary, advisory or agency relationship or otherwise. The Corporation hereby waives, to the fullest extent permitted by law, any claims it may have against the Underwriters or their affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of the Securities under this Agreement and agrees that the Underwriters or their affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Corporation, employees or creditors of Corporation, other than in respect of the Underwriters’ obligations under this Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Corporation and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signature page follows]

If the foregoing is in accordance with the Corporation’s understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and the Corporation’s acceptance shall represent a binding agreement between the Corporation and the several Underwriters.

Very truly yours,

AUGUSTA GOLD CORP.

By:	/s/ Donald R. Taylor
	Name:	Donald R. Taylor
	Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

EIGHT CAPITAL

By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Principal, Managing Director

NATIONAL BANK FINANCIAL

By:	/s/ Elian Terner
	Name:	Elian Terner
	Title:	Managing Director & Head

TD SECURITIES INC.

By:	/s/ Dorian Cochran
	Name:	Dorian Cochran
	Title:	Managing Director

[Signature page to Augusta Gold Corp. Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Units to be Purchased
Eight Capital	4,093,568
National Bank Financial	877,193
TD Securities Inc.	877,193
Total	5,847,954

EXHIBIT A

Selling Restrictions

(a)	The Corporation agrees that the Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Securities. The Underwriters shall, and shall require any such dealer or broker, other than the Underwriters, with which the Underwriters have a contractual relationship in respect of the distribution of the Securities (a “Selling Firm”), to comply with the Canadian Securities Laws and the applicable provisions of the Act and all applicable securities laws of any state of the United States in connection with the distribution of the Securities and shall offer the Securities for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Final Prospectus, the Final Canadian MJDS Supplement and this Agreement. The Underwriters shall, and shall require any Selling Firm, to offer for sale to the public and sell the Securities only in those jurisdictions where they may be lawfully offered for sale or sold.

(b)	Notwithstanding the foregoing, an Underwriter will not be liable for any breach under this Exhibit A by another Underwriter if the Underwriter first mentioned is not itself also in breach of this Exhibit A.

EXHIBIT B

Lock-Up Agreement

January [•], 2023

Eight Capital 100 Adelaide Street West, Suite 2900 Toronto, Ontario M5H 1S3	National Bank Financial 130 King Street West, Suite 3200 Toronto, Ontario M5X 1J9

TD Securities Inc. 700 West Georgia Street, Suite 1700 Vancouver, British Columbia V7Y 1B6

Ladies and Gentlemen:

This agreement (“Lock-Up Agreement”) is being delivered to you in connection with the underwriting agreement (the “Underwriting Agreement”) entered into by Augusta Gold Corp., a Delaware corporation (the “Corporation”), and you, National Bank Financial and TD Securities Inc. with respect to the offering (the “Offering”) of units of the Corporation (“Units”) with each Unit being comprised of one share of common stock in the capital of the Corporation, par value US$0.0001, (“Common Stock” or “Shares”) and one-half of one common stock purchase warrant (each whole common stock purchase warrant, a “Warrant”) and each Warrant entitling the holder thereof to purchase one additional share of Common Stock (each, a “Warrant Share”) for a period of 36 months following the closing of the Offering at an exercise price of $2.30. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

The execution and delivery by the undersigned of this Lock-Up Agreement is a condition to the closing of the Offering. In consideration of the closing of the Offering and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the Closing Date, following which date this agreement will terminate, the undersigned will not, without the prior written consent of Eight Capital, such consent not to be unreasonably withheld or delayed, (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement, prospectus or other Canadian securities offering document, with the U.S. Securities and Exchange Commission or any Canadian Regulator (the “Commissions”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commissions promulgated thereunder with respect to, any Common Stock or any other securities of the Corporation that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Corporation that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock disposed of as bona fide gifts, (b) transactions by the undersigned relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (c) entry into written trading plans for the sale or other disposition by the undersigned of Common Stock for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to such newly established 10b5-1 Plan may occur until the expiration of the Lock-Up Period, (d) sale of shares of Common Stock pursuant to 10b5-1 Plans existing as of the date of the Underwriting Agreement, (e) transfers by the undersigned of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a result of testate, intestate succession or bona fide estate planning, (f) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (g) distributions by the undersigned of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the undersigned, and (h) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-Up Agreement by the undersigned pursuant to the Corporation’s stock option and stock purchase plans; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (e), (f) or (g), each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

The undersigned further agrees that during the Lock-Up Period, the undersigned will not, without the prior written consent of Eight Capital, such consent not to be unreasonably withheld or delayed, make any demand for, or exercise any right with respect to, the registration (or equivalent) of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the shares of Common Stock. The undersigned hereby authorizes the Corporation and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement.

This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

If (a) the Corporation notifies you in writing that it does not intend to proceed with the Offering, (b) the registration statement filed with the Commission with respect to the Offering is withdrawn, or (c) for any reason the Underwriting Agreement shall be terminated prior to the time of closing, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature Page Follows]

NAME OF SECURITYHOLDER:

(Name)

(Signature)	(Signature of Witness)

Number and type of securities of the Corporation subject to this Lock-Up Agreement:

Eight Capital hereby acknowledges this Lock-Up Agreement, on behalf of the Underwriters, this ____ day of _______________, 2023.

EIGHT CAPITAL

Per:

Authorized Signing Officer

EXHIBIT C

Subsidiaries

Bullfrog Mines LLC

CR Reward LLC

CR Reward Water Holdings LLC

Rocky Mountain Minerals Corp.

Standard Gold Corp.

EXHIBIT D

Pricing Information

Price per Unit: C$1.71

Number of Units: 5,847,954

Aggregate Proceeds: C$10,000,001.34

Exercise Price per Warrant Share: C$2.30

Underwriter’s Commission: C$500,000.07

Number of Compensation Warrants: 292,397

Exercise Price per Compensation Warrant: C$1.71